Exhibit 99.1

ALTRIA ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS

NEW YORK, NY JANUARY 31, 2008 – Altria Group, Inc. (“Altria”) (NYSE: MO) today announced that, in connection with its planned spin-off of Philip Morris International Inc., Altria and its subsidiary, Altria Finance (Cayman Islands) Ltd. (“Altria Finance”), have commenced tender offers to purchase for cash $2.6 billion of notes and debentures denominated in USD and approximately €1.0 billion of bonds denominated in EUR, full details of which are set forth in the tables below (collectively, “Notes”).

In conjunction with the tender offers, Altria and Altria Finance are soliciting from the holders of the Notes consents to amend the indentures under which the USD Notes were issued or, in the case of the EUR Bonds, Altria’s guarantee thereof, to clarify the application of certain provisions to the spin-off (“Consents”). While Altria believes that the spin-off is not prohibited by such instruments, it wishes to eliminate any uncertainty by amending such instruments.

Holders may either:

a)	tender their Notes pursuant to the tender offers, and thereby deliver related Consents pursuant to the consent solicitations; or

b)	deliver Consents without tendering the related Notes pursuant to the consent solicitations.

Please refer to the tender offer and consent solicitation documents for the complete terms of the tender offers and consent solicitations. The following tables set forth the USD Notes and EUR Bonds subject to the tender offers and consent solicitations and information relating to the pricing for the transactions.

USD Notes

Title of Securities	CUSIP Number	Outstanding Principal Amount	UST Reference Security	Fixed Spread (bps)	Bloomberg Reference Page	Consent Payment (Per $1,000 Principal Amount)
7.650% Notes due 2008	718154CC9	$350,000,000	5.125% due 6/30/08	15	PX3	$ 1.00
5.625% Notes due 2008	02209SAB9	$500,000,000	4.875% due 10/31/08	15	PX3	$ 1.00
7.000% Notes due 2013	02209SAA1	$1,000,000,000	4.250% due 11/15/13	50	PX6	$12.50
7.750% Debentures due 2027	718154CF2	$750,000,000	4.750% due 2/15/37	75	PX8	$25.00
Total		$2,600,000,000

EUR Bonds

Title of Securities	ISIN/WKN	Outstanding Principal Amount(1)	BKO Reference Security	Fixed Spread (bps)	Reuters Reference Page	Consent Payment (Per €1,000 Principal Amount)(2)
5.625% Bearer Bonds 1998/2008	DE0002484557/248455	€1,022,583,762.39	3.250% Bundesschatzanweisung due 6/13/08 DE0001137149	15	0#DETSYS=	€1.00

The tender offers and consent solicitations for the USD Notes will expire at 5:00 p.m., New York City time, and the tender offer and consent solicitation for the EUR Bonds will expire at 5:00 p.m., Frankfurt time, in each case on Friday, February 29, 2008, unless extended or earlier terminated (“Expiration Date”). Holders who wish to receive the Total Consideration – as defined below – or the consent payment, as applicable, must validly tender and not validly withdraw their Notes or validly deliver and not validly revoke their Consents at any time prior to 5:00 p.m., New York City time, in the case of the tender offers and consent solicitations for the USD Notes, and 5:00 p.m., Frankfurt time, in the case of the tender offer and consent solicitation for the EUR Bonds, in each case on Wednesday, February 13, 2008, unless extended or earlier terminated (“Consent Payment Deadline”).

For any Notes validly tendered and not withdrawn prior to the Consent Payment Deadline, the Company will pay total consideration for each $1,000 principal amount of USD Notes or each €1,000(2) principal amount of EUR Bonds (the “Total Consideration”), as applicable, which will equal the present value of the Notes, calculated as described in the offer documents based on:

•

the yield to maturity of the applicable reference security specified for such Notes in the tables above (as calculated by the applicable Dealer Managers in accordance with standard market practice based on the bid-side price of such reference security at 2:00 p.m., New York City time, for the USD Notes, and 3:00 p.m., Frankfurt time, for the EUR Bonds, two business days prior to the Expiration Date); plus

•	the fixed spread specified for that series in the tables above.

The Total Consideration includes a consent payment specified in the tables above.

Holders who tender their Notes after the Consent Payment Deadline but before the Expiration Date will be eligible to receive the applicable Total Consideration minus the applicable consent payment specified in the tables above. In addition, holders whose Notes are purchased in the tender offers will be paid accrued and unpaid interest on their purchased Notes to, but not including, the payment date for such purchased Notes. Holders who validly deliver consents without tendering the related Notes prior to the Consent Payment Deadline will be eligible to receive only the consent payment. Holders who deliver consents without tendering the related Notes after the Consent Payment Deadline will not receive the consent payment.

Each of the tender offers and consent solicitations is subject to the satisfaction or waiver of certain conditions, as specified in the tender offer and consent solicitation documents.

Note:

(1)	The EUR Bonds were originally issued in an aggregate principal amount of DM2.0 billion and subsequently redenominated in an aggregate principal amount of €1,022,583,762.39.

(2)	Amounts shown per €1,000 principal amount. The amount payable per €1,000 principal amount of EUR Bonds will be adjusted proportionally for any EUR Bonds tendered in principal amounts of less than €1,000.

Information Relating to Tender Offers and Consent Solicitations

Goldman, Sachs & Co. and Citi are the Dealer Managers for the USD Notes tender offers and Solicitation Agents for the USD Notes consent solicitations. Investors with questions regarding the USD Notes may contact Goldman, Sachs & Co. at (212) 357-4692 or (800) 828-3182 (toll-free) and Citi at (800) 558-3745 (toll-free). Global Bondholder Services Corporation is the Information Agent and Depositary and can be contacted at the following numbers: banks and brokers (212) 430-3774 (collect) , all others (866) 470-3700 (toll-free).

Goldman Sachs International and Deutsche Bank AG, London Branch are the Dealer Managers for the EUR Bonds tender offer and Solicitation Agents for the EUR Bonds consent solicitation. Investors with questions regarding the EUR Bonds may contact Goldman Sachs International at +44 (0) 20 7774 4686 and Deutsche Bank AG, London Branch at +44 (0) 20 7545 8011. Deutsche Bank AG, London Branch is the Tender Agent and can be contacted at +44 (0) 20 7547 5000.

This press release is neither an offer to sell nor a solicitation of offers to buy any of these securities. The tender offers and consent solicitations are being made only pursuant to the offer documents, including the applicable Offer to Purchase and Consent Solicitation Statement being distributed by Altria or Altria Finance, as the case may be. The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Altria, Altria Finance, the Dealer Managers, the Solicitation Agents, the Depositary, the Information Agent, Tender Agent, the Fiscal Agent or the Trustee makes any recommendation in connection with the tender offers or the consent solicitations. Please refer to the offer documents for a description of offer terms, conditions, disclaimers, and risk factors.

The distribution of the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation in certain jurisdictions may be restricted by law. Persons into whose possession Altria Finance’s Offer to Purchase and Consent Solicitation Statement comes are required by Altria Finance and the Dealer Managers to inform themselves about and to observe any such restrictions.

United Kingdom

The communication the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation is not being made and the document has not been approved by an authorized person for the purpose of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”). Accordingly, the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation is not being distributed to, and must not be passed on to, the public in the United Kingdom. The communication of the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation or any other document issued in connection with Altria Finance’s tender offer and consent solicitation is directed only at those persons in the United Kingdom falling within the definition of Investment Professionals (as defined in Article 19(5) of the FSMA (Financial Promotion) Order 2001 (the “Order”) or persons who are within Article 49 (2)(a) to (d) of the Order or any person to whom it may otherwise lawfully be made (all such persons together being referred to as “relevant persons”). The Offer to Purchase and Consent Solicitation Statement (or any other document issued in connection with Altria Finance’s tender offer and consent solicitation) must not be acted upon or relied upon by persons who are not relevant persons. All applicable provisions of the

FSMA must be complied with in respect of anything done in relation to the EUR Bonds in, from or otherwise involving the United Kingdom.

Belgium

In Belgium, Altria Finance’s tender offer and consent solicitation will not, directly or indirectly, be made to, or for the account of, any person other than to qualifying institutional investors referred to in article 3, 2¡ of the Belgian royal decree of 7 July 1999 on the Public Nature of Financial Transactions, each acting on their own account. This press release and the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation have not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances/Commissie voor het Bank, Financie en Assurantiewezen) and accordingly may not be used in connection with any offer in Belgium, except as may otherwise be permitted by law.

France

The Altria Finance’s tender offer and consent solicitation are not being made, directly or indirectly, to the public in the Republic of France. The Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation or any other offering material relating thereto may not be distributed to the public in the Republic of France and only qualified investors (investisseurs qualifiés), as defined in and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier and Decree No. 98-880 dated 1 October 1998 are eligible to accept the Tender Offer and Consent Solicitation. Neither this press release nor the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation has been submitted for clearance to the Autorité des Marchés Financiers.

Italy

The Altria Finance’s tender offer and consent solicitation are not being made in the Republic of Italy. The tender offer and consent solicitation, this press release and the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (CONSOB) or the Bank of Italy pursuant to Italian laws and regulations. Accordingly, holders of EUR Bonds are hereby notified that, to the extent such holders are Italian residents or persons located in the Republic of Italy, Altria Finance’s tender offer and consent solicitation is not available to them and they may not tender their EUR Bonds or deliver consents and, as such, any Electronic Tender Instruction received from such persons shall be ineffective and void, and neither the Offer to Purchase and Consent Solicitation Statement for Altria Finance’s tender offer and consent solicitation nor any other offering material relating to the tender offer, the consent solicitation or the EUR Bonds may be distributed or made available in the Republic of Italy.

Altria Group, Inc. Profile

As of December 31, 2007, Altria owned 100% of Philip Morris International Inc., Philip Morris USA Inc., John Middleton, Inc. and Philip Morris Capital Corporation, and approximately 28.6% of SABMiller plc. The brand portfolio of Altria’s tobacco operating companies includes such well-known names as Marlboro, L&M, Parliament, Virginia Slims and Black & Mild. Altria recorded 2007 net revenues from continuing operations of $73.8 billion.

Trademarks and service marks mentioned in this release are the registered property of, or licensed by, the subsidiaries of Altria Group, Inc.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Please refer to Altria Group, Inc.’s Form 10-Q for the period ended September 30, 2007 for a discussion of the risks and uncertainties to which Altria is subject.